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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
HeadHunter Group PLC

        We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

        Our report on the consolidated financial statements refers to a change to the method of accounting for leases as of January 1, 2019 due to the adoption of IFRS 16 Leases.

/s/ JSC "KPMG"
Moscow, Russia
June 30, 2020

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  Exhibit 23.1